Exhibit 10.2

Form Of

Restricted Stock Award

Granted by

FIRST SAVINGS FINANCIAL GROUP, INC.

under the

FIRST SAVINGS FINANCIAL GROUP, INC.

2025 EQUITY INCENTIVE PLAN

This Restricted Stock Award Agreement (“Restricted Stock Award” or “Agreement”) is and will be subject in every respect to the provisions of the First Savings Financial Group, Inc. 2025 Equity Incentive Plan (the “Plan”), which are incorporated herein by reference and made a part of this Agreement, subject to the provisions of this Agreement. A copy of the Plan and related prospectus have been provided to each person granted a Restricted Stock Award pursuant to the Plan. The holder of this Restricted Stock Award (the “Participant”) hereby accepts the Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee appointed to administer the Plan (the “Committee”) or the Board of Directors will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns. Except where the context otherwise requires, the term “Company” means First Savings Financial Group, Inc., including its present and future subsidiaries, as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (“Code”). Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant

2.	Date of Grant: , 20 .

3.	Total number of shares of Company common stock, $0.01 par value per share, covered by this Restricted Stock Award:

4.	Vesting Schedule. Unless sooner vested in accordance with the term of the Plan and this Agreement, the Restricted Stock Award granted hereunder vest in accordance with the following schedule:

5.	Grant of Restricted Stock Award.

The Restricted Stock Award will be in the form of issued and outstanding shares of Stock registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock. Notwithstanding the foregoing, the Company may, in its sole discretion, issue Restricted Stock in any other format (e.g., electronically) to facilitate the paperless transfer of the Awards.

If certificated, the certificates evidencing the Restricted Stock Award will bear a legend restricting the transferability of the Restricted Stock. The Restricted Stock awarded to the Participant will not be sold, encumbered hypothecated or otherwise transferred except in accordance with the terms of the Plan and this Agreement.

6.	Terms and Conditions.

6.1	The Participant will have the right to vote the shares of Restricted Stock awarded hereunder on matters that require a stockholder vote.

6.2	No cash dividends shall be paid with respect to the Restricted Stock Award unless and until the Participant vests in the underlying share(s) of Restricted Stock. Upon the vesting of the Restricted Stock Award, any dividends declared on the Stock during the vesting period will be paid within thirty (30) days following the vesting date. Any stock dividends declared on shares of Stock subject to the Restricted Stock Award will be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which the dividends were derived. All unvested dividends shall be forfeited to the extent the underlying Restricted Stock Awards are forfeited.

7.	Delivery of Shares.

Delivery of shares of Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.

8.	Adjustment Provisions. This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.

9.	Effect of Termination of Service on Restricted Stock Award. Notwithstanding the vesting schedule set forth in Section 4 of this Agreement, upon the Participant’s Termination of Service, this Restricted Stock Award will vest in accordance with the terms of the Plan and as follows:

(i)	Death. In the event of the Participant’s Termination of Service by reason of death, any unvested shares of Restricted Stock subject to this Agreement will immediately vest.

(ii)	Disability. In the event of the Participant’s Termination of Service by reason of Disability, any unvested shares of Restricted Stock subject to this Agreement will immediately vest.

(iii)	Change in Control. In the event of the Participant’s Involuntary Termination of Service at or following a Change in Control, any unvested shares of Restricted Stock subject to this Agreement will immediately vest.

(iv)	Termination for Cause. In the event of the Participant’s Termination of Service for Cause, any shares of Restricted Stock subject to this Agreement will expire and be forfeited as of the date of the Termination of Service.

(v)	Other Termination. In the event of the Participant’s Termination of Service for any reason other than due to death, Disability, of for Cause, or an Involuntary Termination of Service at or following a Change in Control, all shares of Restricted Stock subject to this Agreement will expire and be forfeited as of the date of the Termination of Service.

10.	Miscellaneous.

10.1	Except as otherwise provided in this Agreement, this Restricted Stock Award will not confer upon the Participant any rights as a stockholder of the Company with respect to the shares underlying the Award prior to the date on which the individual fulfills all conditions for receipt of such rights.

10.2	Except as otherwise provided for in the Plan, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

10.3	This Restricted Stock Award is not transferable except as provided for in the Plan.

10.4	This Agreement will be governed by and construed in accordance with the laws of the State of Indiana.

10.5	Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Affiliate to terminate the employment or service of the Participant at any time, nor confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate.

10.6	This Restricted Stock Award is subject to forfeiture and clawback in accordance with the provisions of Sections 7.17 and 7.19 of the Plan.

10.7	This Restricted Stock Award is subject to any required federal, state and local tax withholding which may be effected in the manner or manners permitted by the Company. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

10.8	This Restricted Stock Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

10.9	In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

10.10	This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth above.

FIRST SAVINGS FINANCIAL GROUP, INC.

By:
Its:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the First Savings Financial Group, Inc. 2025 Equity Incentive Plan. The undersigned hereby acknowledges receipt of a copy of the First Savings Financial Group, Inc. 2025 Equity Incentive Plan.

PARTICIPANT

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